SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

                           Check the appropriate box:

                      [X] Preliminary Information Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14c-5(d)(2))
                      [ ] Definitive Information Statement

                                   DTOMI, INC.
                (Name of Registrant as Specified In Its Charter)

                Payment of Filing Fee (Check the appropriate box)

                              [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


              [ ] Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:

2)    Form, Schedule or Registration Statement No.:

3)    Filing Party:

4)    Date Filed:

                              [LOGO OF DTOMI, INC.]

                                   DTOMI, INC.
                            305 - 1847 West Broadway
                           Vancouver, British Columbia
                                 Canada V6J 1Y6

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about November 22, 2005 to the holders of record as of the close of business on October 24, 2005 of the common stock of Dtomi, Inc. ("Dtomi").

Dtomi's Board of Directors has approved, and one stockholder holding 1,138,880 shares of the 1,388,878 shares of common stock outstanding as of October 24, 2005, has consented in writing to the action described below, which action will not, under Federal securities laws, rules and regulations, be effective until at least 20 days after the mailing of this Information Statement. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and Dtomi's Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Dtomi for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

                          ACTION BY BOARD OF DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS

GENERAL

Dtomi will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Dtomi will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Dtomi's common stock.

Dtomi will only deliver one Information Statement to multiple security holders sharing an address unless Dtomi has received contrary instructions from one or more of the security holders. Upon written or oral request, Dtomi will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Dtomi, Inc., 305 - 1847 West Broadway, Vancouver, British Columbia, Canada V6J 1Y6, Attn: Ron McIntyre, President. Mr. McIntyre may also be reach by telephone at (604) 696-6313 or via facsimile at fax (604) 696-6315.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Dtomi's Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of Dtomi's outstanding capital stock is required to effect the action described herein. As of the record date, Dtomi had 1,338,878 voting shares of common stock issued and outstanding of which 1,138,880 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 1 current stockholder of Dtomi, is the record holder of 1,138,880 shares, which represents approximately 82% of the issued and outstanding shares of Dtomi's common stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholders voted in favor of the actions described herein in a written consent, dated October 24, 2005. The consenting stockholder's name, affiliation with Dtomi, and its beneficial holdings are as follows:


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

                                 Beneficial Holder and
       Name                           Affiliation                   Shares Beneficially Held       Percentage
       ----                           -----------                   ------------------------       ----------
Vocalscape, Inc (1)        Majority holder of shares of
                           common stock                                            1,138,880              82%

(1) Robert Koch, Chairman of the Board of Directors and Chief Executive Officer of Dtomi, is the beneficial holder of approximately 54.7% of the issued and outstanding shares of common stock of Vocalscape, Inc.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 24, 2005, certain information regarding the ownership of Dtomi's capital stock by each director and executive officer of Dtomi, each person who is known to Dtomi to be a beneficial owner of more than 5% of any class of Dtomi's voting stock, and by all officers and directors of Dtomi as a group. Unless otherwise indicated below, to Dtomi's knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of October 24, 2005 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 1,388,878 shares issued and outstanding on a fully diluted basis, as of October 24, 2005.


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

                                                      AMOUNT AND
                                                      NATURE OF
                                                      BENEFICIAL      PERCENT OF
                                                      OWNERSHIP       CLASS (1)
                                                      ---------       ---------
NAME AND ADDRESS OF BENEFICIAL OWNER

Robert C. Koch                                        759,565 (2)      54.70%
305 - 1847 West Broadway
Vancouver, British Columbia
Canada V6J 1Y6

Ron McIntyre                                           33,711 (3)       2.42%
305 - 1847 West Broadway
Vancouver, British Columbia
Canada V6J 1Y6

Ryan Gibson                                            33,711 (4)       2.42%
305 - 1847 West Broadway
Vancouver, British Columbia
Canada V6J 1Y6

Lawrence Hartman                                       31,889 (5)       2.29%
305 - 1847 West Broadway
Vancouver, British Columbia
Canada V6J 1Y6

John Simpson (6)                                        2,780               *
601 Union Street, Suite 4500
Seattle, Washington 98101

David M. Otto                                          15,000           1.08%
601 Union Street, Suite 4500
Seattle, Washington 98101
All officer and directors as a group (3 persons)      876,656          62.91%

(1) This table is based on 1,388,878 shares of common stock issued and outstanding on October 24, 2005.

(2) Nevstar Precious Metals, Inc. (formerly named "Vocalscape, Inc.") , a Nevada corporation ("Nevstar"), is a company controlled by Mr. Koch and holds of record all shares reported in the table as beneficially owned by Mr. Koch.

(3) Nevstar holds of record all shares reported in the table as beneficially owned by Mr. McIntyre.

(4) Nevstar holds of record all shares reported in the table as beneficially owned by Mr. Gibson.

(5) Nevstar holds of record all shares reported in the table as beneficially owned by Mr. Hartman.

(6)   John Simpson resigned as a director on November 8, 2005.



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

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer (Named Executive Officer) during the fiscal years ended December 31, 2004 and 2003 and any other officers who have earned greater than $100,000 in total salary and bonuses during the 2004 or 2003 fiscal years.

                                Annual Compensation                                    Long-Term Compensation
                     -----------------------------------------   --------------------------------------------------------------
                                                                                   Awards                        Pay-Outs
                                                                 ---------------------------------------   --------------------
                                                       Other
                                                      Annual       Restricted
  Name and                                            Compen-        Stock                                    All Other LTIP
  Principal                     Salary      Bonus     sation        Award(s)     Securities    Options/        Compensation
  Position           Year        ($)         ($)       ($)            ($)        Underlying    SARs (#)        Payouts ($)
-----------------   ------------------------------------------   ---------------------------------------   --------------------
John R.              2004      $200,000                -0-          -0-             -0-        -0-                 -0-      -0-
Haddock (1)          2003      $37,500     note (2)    -0-          $100,000        -0-        1,052,600           -0-      -0-
CEO and Director

John                 2004      $-0-         -0-        -0-                          -0-        -0-         -0-     -0-      -0-
Simpson (3)          2003      $-0-         -0-        -0-                          -0-        -0-         -0-     -0-      -0-
President

John "JT"            2004      $-0-         -0-        -0-          -0-             -0-        -0-         -0-     -0-      -0-
Thatch (4)           2003      $100,000     -0-        -0-          -0-             -0-        -0-         -0-     -0-      -0-
CEO, Treasurer
and Director

David M.             2004      $-0-        $-0-        -0-          -0-             -0-        -0-         -0-     -0-      -0-
Otto (5)             2003      $-0-        $-0-        -0-          -0-             -0-        -0-         -0-     -0-      -0-
Secretary
and Director

(1) Mr. Haddock was appointed CEO and Director on September 22, 2003, and resigned his position as CEO on May 31, 2005. Mr. Haddock resigned as a director on August 25, 2005.

(2) On September 22, 2003, Mr. Haddock received a signing bonus, valued at $100,000, of 100 units. Each unit consists of (i) 10,526 shares of Dtomi's common stock and (ii) a warrant to purchase 10,526 shares of common stock at an exercise price of $0.18 per share, such warrant to expire on December 31, 2005. On March 31, 2005, Dtomi filed a reoffer prospectus on Form S-8 covering the registration for resale of 3,052,600 shares of common stock (including the 1,052,600 issued to Mr. Haddock as part of a signing bonus on September 22,
2003) issued to Mr. Haddock, the proceeds of which are to be credited against accrued, unpaid salary owed to Mr. Haddock and future salary, if any.

(3) Mr. Simpson was appointed President on April 7, 2003 and resigned his position as President on July 31, 2003. Mr. Simpson remains a director. While Mr. Simpson is not currently an officer of Dtomi, on March 31, 2005, Dtomi filed a reoffer prospectus on Form S-8 covering the registration for resale of 5,000,000 shares of common stock issued to Mr. Simpson for his services in his capacity a director of Dtomi, for a two-year term ending on March 1, 2007. Mr. Simpson resigned as a director on November 8, 2005.

(4) Mr. Thatch was appointed on January 28, 2002 and resigned his position on April 7, 2003. Dtomi has a dispute with Mr. Thatch regarding the 1,831,798 shares of common stock. The dispute involves whether an employment agreement and arrangements related to Mr. Thatch's employment were validly approved by the Board of Directors.

(5) Mr. Otto was appointed as Secretary and director on January 21, 2002. While Mr. Otto is not compensated for his services in his capacity as Secretary of Dtomi, on March 31, 2005, Dtomi filed a reoffer prospectus on Form S-8 covering the registration for resale of 6,500,000 shares of common stock issued to Mr. Otto, the proceeds of which are to be credited against accrued, unpaid legal fees for legal services performed by Mr. Otto for Dtomi.

Stock Options Granted in Fiscal 2004


The following table sets forth certain information concerning grants of options made during fiscal 2004 to the named executive officers.

                          Number of
                         Securities                                    Exercise
                         Underlying          Percent of Total           or Base         Fair Market
                           Options          Options Granted to           Price           Value on         Expiration
       Name              Granted(#)          Employees in 2004          ($/SH)         Date of Grant         Date
----------------------------------------------------------------------------------------------------------------------
John R. Haddock              -0-                    N/A                   N/A               N/A              N/A
David M. Otto                -0-                    N/A                   N/A               N/A              N/A

Aggregate Stock Option Exercises and Year-End Option Value Table

The following table sets forth certain information concerning option exercises in fiscal 2004, the number of stock options held by the Named Executive Officers as of December 31, 2004 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

                      Number of                          Number of Unexercised              Value of Unexercised
                      Shares                             Options Held at Fiscal           In-the-Money Options at
                      Acquired          Value                 Year-End(#)                    Fiscal Year-End(1)
                        on           Realized
                      Exercise           ($)
Name                     (#)             (1)          Exercisable     Unexercisable     Exercisable      Unexercisable
----------------------------------------------------------------------------------------------------------------------

John R. Haddock          -0-             N/A            910,125           N/A               -0-              N/A
David M. Otto            -0-             N/A              N/A             N/A               N/A              N/A

---------------------------
(1) Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option. The closing sale price for Dtomi's common stock as reported by the NASDAQ Trading and Market Services on December 30, 2004 was $0.12 per share.

Employment Agreement

On September 22, 2003, Dtomi entered into an employment agreement with John Haddock, our former Chief Executive Officer and a current director. The employment agreement had a term of 5 years. For the first year, Dtomi agreed to pay Mr. Haddock $100,000 per year, dating back to August 15, 2003. For the duration of the employment period, Mr. Haddock was to receive a salary at the annual rate of $200,000. As a signing bonus, Mr. Haddock received 1,052,600 shares of common stock and a warrant to purchase an additional 1,052,600 shares of common stock for a purchase price of $0.18 per share, through December 31, 2006, upon which date the warrant will expire.

Directors' Compensation and Non-Employee Director Agreement

One of our directors, John Simpson, is compensated for his services to Dtomi in his capacity as a director. Such compensation is made pursuant to a Non-employee Director Agreement dated March 1, 2005. Pursuant to the Non-employee director agreement, Mr. Simpson received 5,000,000 shares of common stock and must serve for a term of two years.

Our two remaining directors, John R. Haddock and David M. Otto, do not receive any stated salary for their services as directors or members of committees of the board of directors, but by resolution of the board, a fixed fee may be allowed for attendance at each meeting. Directors may also serve Dtomi in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity. Upon their election to the board, non-employee directors are paid $1,500 per day on days board meetings are held, with an annual limit of $4,000. Reasonable travel expenses are reimbursed.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Dtomi which may result in a change in control of Dtomi.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation and approval of Dtomi's Board of Directors (the "Board") and the written consent of the consenting stockholders:

                                   NAME CHANGE

On November 6, 2005, Dtomi filed with the Nevada Secretary of State an amendment the Company's Articles of Incorporation, as amended, changing the name of the Dtomi from "Dtomi, Inc." to "Vocalscape Networks, Inc." (the "Name Change"). On October 24, 2005 the Dtomi's board of directors, and on October 24, 2005, Vocalscape Networks, Inc. (since renamed "Nevstar Precious Metals, Inc."), the holder of a majority of the outstanding shares of common stock, approved the Name Change. The Name Change took effect on the Over-the-Counter Bulletin Board (the "OTC BB"), the primary market on which the Company's securities are quoted, at the opening of business, on November 9, 2005. Additionally, on November 9, 2005, the Company's ticker symbol changed from "DTMI" to "VOSC."

                      ADDITIONAL AND AVAILABLE INFORMATION

Dtomi is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, and Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC's website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                       STATEMENT OF ADDITIONAL INFORMATION

Dtomi's Annual Report on Form 10-KSB for the year ended December 31, 2004, Current Report on Form 8-KA, filed with the SEC on June 6, 2004, Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, and Current Reports on Form 8-K filed with the SEC on June 6, August 30, September 1, October 12, and November 22, 2005, are incorporated herein by this reference.

Dtomi will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Dtomi pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                           COMPANY CONTACT INFORMATION

All inquiries regarding Dtomi should be addressed to Ron McIntyre, President, at Dtomi's principal executive offices, at: Dtomi, Inc., 305 - 1847 West Broadway, Vancouver, British Columbia, Canada V6J 1Y6, telephone (604) 696-6313, fax (604) 696-6315.


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